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                                                                      EXHIBIT 12
                                                                      ----------


                      NATIONWIDE HEALTH PROPERTIES, INC.
                   STATEMENT REGARDING COMPUTATION OF RATIOS
                         (In thousands, except ratios)


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
                                                                                                                          Nine
                                                                                                                         months
                                                                                                                          ended
                                                                           Year ended December 31,                       Sept. 30,
                                                       ---------------------------------------------------------------
                                                         1993         1994           1995           1996        1997       1998
                                                       ---------------------------------------------------------------   ---------
Ratio of earnings to fixed charges                        7.63         5.52           4.44           3.64         3.03       3.22

Pretax income from continuing operations               $40,996      $44,813        $50,371        $54,944      $63,817    $56,362

Interest and amortization of deferred financing costs    6,186        9,921         14,628         20,797       28,899     20,639
                                                       ---------------------------------------------------------------    -------

"Earnings"                                             $47,182      $54,734        $64,999        $75,741      $92,716    $77,001
                                                       ===============================================================    =======

"Fixed charges"                                         $6,186       $9,921        $14,628        $20,797      $30,550    $23,916
                                                       ===============================================================    =======
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